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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to incorporation by reference of our Independent Auditors' Report dated January 8, 2001 regarding the statements of financial condition of Pacific Western National Bank as of December 31, 2000 and 1999, and the related statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000, included in the Form 8-K of First Community Bancorp, filed with the Securities and Exchange Commission on February 15, 2002.

        We also hereby consent to the incorporation by reference of our Independent Auditors' Report dated January 23, 2002 regarding the statements of financial condition of Pacific Western National Bank as of December 31, 2001 and 2000, and the related statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2001, included in the Form 8-K/A of First Community Bancorp, filed with the Securities and Exchange Commission on May 14, 2002.

/s/ VAVRINEK, TRINE, DAY & CO., LLP

Laguna Hills, California
November 5, 2002

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  Exhibit 23.3